UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2013

POPULAR, INC.

(Exact name of registrant as specified in its charter)

Puerto Rico	001-34084	66-0667416
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

209 Munoz Rivera Avenue Hato Rey, Puerto Rico		00918

(Address of principal executive offices)		(Zip code)

(787) 765-9800

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

As disclosed in our quarterly report on Form 10-Q for the quarter ended March 31, 2013 (the “First Quarter 2013 Form 10-Q”), filed with the Securities and Exchange Commission on May 9, 2013, Richard L. Carrión, our Chairman, President and Chief Executive Officer, informed the Corporation that Junior Investment Corporation (“Junior Investment”), a family investment vehicle in which Mr. Carrión has an equity interest, intended to sell approximately 420,000 to 460,000 shares of the Corporation’s common stock on the open market prior to the close of the Corporation’s “window” period ending on May 31, 2013. Mr. Carrión is the President of Junior Investment. Approximately 99.5% of the equity interests in Junior Investment are owned by Mr. Carrión and his five siblings. The remaining equity interests are owned by two other relatives. Junior Investment indicated an expectation to use the majority of the proceeds of the sale of shares of the Corporation’s common stock to repay a loan (with a principal balance of approximately $10.4 million) by an unaffiliated bank secured by a pledge of 513,055 shares of the Corporation’s common stock.

On May 23, 24 and 28, 2013, Junior Investment sold 421,550 shares of the Corporation’s common stock and used a portion of the net proceeds to repay the loan in full. In addition, as disclosed in the First Quarter 2013 Form 10-Q, in connection with the sale, the holders of equity interests in Junior Investment received approximately $1.74 million in the aggregate in cash from the proceeds of the sale of the shares, including approximately $250,000 received by Mr. Carrión, and certain holders of equity in Junior Investment (other than Mr. Carrión) received additional common stock of Junior Investment. As a result of the foregoing transactions, Mr. Carrión’s common stock interest in Junior Investment was reduced from 18.27% to 16.58%.

After giving effect to the sale and other transactions described above, Junior Investment owns 591,038 shares of the Corporation’s common stock. Although the 513,055 shares pledged as collateral to secure the loan that was repaid were either sold in the open market or released from the pledge in connection with the loan repayment, 463,379 of the shares of the Corporation’s common stock owned by Junior Investment remain pledged to secure a loan to Mr. Carrión from an unaffiliated bank. Mr. Carrión continues to own 296,373 shares of the Corporation’s common stock directly, of which 108,077 are pledged to secure the same loan from an unaffiliated bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POPULAR, INC.
(Registrant)

Date: June 3, 2013	By:	/s/ Jorge J. García
Jorge J. García Senior Vice President and Corporate Comptroller